UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2026

CARPARTS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4910 Airport Plaza Drive, Suite 300, Long Beach CA 90815
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.
Other Events.

On November 10, 2026, the Board of Directors of CarParts.com, Inc. approved, effective immediately, certain changes to the Nominating and Corporate Governance Committee and the Audit Committee.

Nanxi Liu and Dr. Lisa Costa ceased serving as members of the Nominating and Corporate Governance Committee. Warren Phelps, III was appointed as a member and the Chair of the Nominating and Corporate Governance Committee and Tim Nauss was appointed as a member of the Nominating and Corporate Governance Committee. Ana Dutra will continue to serve as a member of the Nominating and Corporate Governance Committee.

In addition, Tim Nauss was appointed as a member of the Audit Committee. The Board has determined that Mr. Nauss satisfies the independence requirements applicable to audit committee members under the rules of The Nasdaq Stock Market LLC and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Board has also determined that Mr. Nauss qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2026	CARPARTS.COM, INC.

	By:	/s/ David Meniane
	Name:	David Meniane
	Title:	Chief Executive Officer